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Pricing Supplement dated October 13, 1996                        Rule 424(b)(3)
(To Prospectus dated October 23, 1995)                        File No. 33-62601

                         $190,587,000 Principal Amount

                                 Advanta Corp.

                                  91 Day Notes
                      Six, Eighteen and Thirty Month Notes
             One, Two, Three, Four, Five, Seven and Ten Year Notes



                                           Annual                                             Annual
                          Interest       Percentage                         Interest        Percentage
                            Rate            Yield                             Rate            Yield
 Maturity                 Per Annum        (APY)*        Maturity           Per Annum         (APY)*
 --------                 ---------        -----         --------           ---------         -----
 91 Days                    5.50%           5.65%        One Year             6.25%            6.45%
 Six Months                 5.78%           5.95%        Two Years            6.35%            6.56%
 Eighteen Months            6.30%           6.50%        Four Years           6.58%            6.80%
 Thirty Months              6.49%           6.70%        Five Years           6.77%            7.00%





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* Effective annual yield assumes interest reinvested at the current daily rate.
  Substantial penalty for early withdrawal.